 EXHIBIT 99.1
VORNADO OPERATING COMPANY 210 Route 4 East Paramus, NJ 07652

CONTACTS:	VORNADO OPERATING COMPANY Joseph Macnow (201) 587-1000 Crescent Operating Inc. Jeffrey L. Stevens (817) 339-2210

FOR IMMEDIATE RELEASE - February 22, 2001

           PARAMUS, NEW JERSEY, ...........VORNADO OPERATING COMPANY (AMEX:VOO) and CRESCENT OPERATING INC. (OTC BB:COPI.OB), which own 60% and 40%, respectively, of AmeriCold Logistics, announced today that AmeriCold Logistics' leases with its Landlord (a partnership owned by Vornado Realty Trust (NYSE:VNO) and Crescent Real Estate Equities Company (NYSE:CEI)) were restructured to, among other things, (i) reduce 2001's contractual rent to $146,000,000 ($14,500,000 less than 2000's contractual rent), (ii) reduce 2002's contractual rent to $150,000,000 (plus contingent rent in certain circumstances), (iii) increase the Landlord's share of annual maintenance capital expenditures by $4,500,000 to $9,500,000 effective January 1, 2000 and (iv) extend the deferred rent period to December 31, 2003 from March 11, 2002.

           Daniel F. McNamara has been appointed Vice Chairman of AmeriCold Logistics and will relinquish his position as Chief Executive Officer upon identification of a successor.

           Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Companies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, costs and uncertainties associated with the AmeriCold Logistics business.

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